                                ESCROW AGREEMENT


          ESCROW AGREEMENT, dated as of ____________, 1997 by and between SENTINEL FINANCING, LTD., L.P., a Florida limited partnership (the "Company")
and [                ] (the "Selling Agent") and BANK OF MONTREAL TRUST COMPANY
(the "Escrow Agent").

          WHEREAS, the Company proposes to sell a minimum of $1,000,000 and a maximum of $15,000,000 principal amount of 12% Secured Fixed Rate Notes due 2002 (the "Notes"), as described in the Company's Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on __________, 1997 ("Registration Statement") in denominations of $1,000;

          WHEREAS, the Notes are being offered and sold to investors by the Selling Agent, pursuant to the Securities Act of 1933, and pursuant to registration or exemptions from registration under state securities laws;

          WHEREAS, the offering of the Notes will terminate on ____________ subject to extension to ________________ in the discretion of the Company (the "Termination Date") and if acceptable subscriptions to purchase a minimum of $1,000,000 principal amount of Notes have not been received by the Company on or before the Termination Date, no Notes will be sold and all payments made by subscribers will be refunded by the Escrow Agent as provided for herein; and

          WHEREAS, with respect to all subscription payments received by subscribers, the Company proposes to establish an escrow account with the Escrow Agent at its offices at 77 Water Street, New York, NY 10005.

          NOW, THEREFORE, it is agreed as follows:

          1. ESTABLISHMENT OF ESCROW. The Escrow Agent hereby agrees to receive and disburse the proceeds from the offering of the Notes and any interest earned thereon in accordance herewith.

          2. DEPOSIT OF ESCROWED PROPERTY. The Selling Agent, on behalf of the subscribers of the Notes, shall from time to time, cause to be wired to or deposited with the Escrow Agent funds or checks of the subscribers delivered in payment for the Notes (the "Escrowed Property"). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of ____________________________________________________. Subject
to Section 3, the Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Company in the same manner notices are delivered pursuant to
Section 5.  Upon receipt of funds or checks from
the Selling Agent, the Escrow Agent shall credit such funds and the amount of such checks to an interest-bearing account (the "Escrow Account") held by the Escrow Agent. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent shall debit the Escrow Account for the amount of such dishonored check.

          3. LIST OF SUBSCRIBERS. The Selling Agent shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, substantially in the form of EXHIBIT A hereto, containing the name of, the address of, number of Notes subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of and the social security number, if applicable, of, each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber. The Escrow Agent shall notify the Selling Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4. Any provision of this Agreement to the contrary notwithstanding, if any funds delivered to the Escrow Agent for deposit are not accompanied by such list with respect to such funds, the Escrow Agent shall not have any obligation to deposit such funds or invest such funds until the applicable list has been furnished to the Escrow Agent.

          4.   WITHDRAWAL OF SUBSCRIPTION AMOUNTS.

               (a) If the Escrow Agent shall receive a notice, substantially in the form of EXHIBIT B hereto (an "Offering Termination Notice"), from the Company, the Escrow Agent shall, promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4 in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of the remaining subscription amount plus any accrued interest thereon held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Selling Agent in writing promptly after the distribution of such funds to the subscribers.

               (b) In the event that (i) a minimum of $1,000,000 principal amount of Notes have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Selling Agent from time to time may deliver to the Escrow Agent a joint notice, substantially in the form of EXHIBIT C hereto (a "Closing Notice"), designating the date on which Notes are to be sold and delivered to the subscribers thereof (a "Closing Date"), which date shall not be earlier than the clearance of any checks received by the Escrow

Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Notes to be sold to each subscriber on such Closing Date not more than seven (7) business days prior to such Closing Date. The Escrow Agent after receipt of such Closing Notice and the clearance of such checks shall, pay to the Company on such Closing Date, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the purchase price for the Notes purchased by each subscriber identified in such Closing Notice for the Notes to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3 together with any and all interest on the Escrowed Property, and shall return to each subscriber a check in the amount of funds delivered by each subscriber in excess of the purchase price per share (the "Excess Funds"), as more fully set forth on the Closing Date.

               (c) If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company or the Selling Agent shall deliver to the Escrow Agent a notice, substantially in the form of EXHIBIT D hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent shall, promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount, together with interest earned on such amount, if any.

               (d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 3.

          5. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand or
(b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

          If to the Company, to:

                    Sentinel Financing, Ltd., L.P.
                    210 North University Drive, Suite 800
                    Coral Springs, Florida 33071
                    Attention:  Ivan Hoser

                    Phone:  (954) 796-9915
                    Fax:  (954) 796-8825

          If to the Selling Agent, to:

                    [            ]
                    ______________________
                    ______________________
                    Attention:  __________

                    Phone:  (___) ________
                    Fax:  (___) __________

          If to the Escrow Agent, to:

                    Bank of Montreal Trust Company
                    77 Water Street
                    New York, NY 10005
                    Attention:  Amy Roberts

                    Phone:  (212) 701-7650
                    Fax:  (212) 701-7640


or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

          6. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and Selling Agent that:

               (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed by the Company in writing. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in escrowed funds due to losses resulting from investments. Uninvested funds held hereunder shall not earn or accrue interest.

               (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

               (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by the other parties hereto.
Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

               (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

               (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

               (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

               This paragraph (f) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

               (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

               (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

               (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Company and the Selling Agent or at any time may resign by giving written notice to such effect to the Company and the Selling Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

               (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

               (k) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Notes resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

               (l) As consideration for its agreement to act as Escrow Agent as herein described, the other parties hereto, jointly and severally, agree to pay the Escrow Agent fees determined in accordance with the terms set forth on EXHIBIT E hereto (and made a part of this Escrow Agreement as if herein set forth). In addition, the other parties hereto, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

               (m) The other parties hereto irrevocably (i) submit to the jurisdiction of any Florida state or federal court in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such Florida state or federal court and (iii) waive, to the fullest extent possible, the defense of any inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               (n) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement.

          7. MISCELLANEOUS. (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Notes and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 6 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

               (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of Florida (without reference to its rules as to conflicts of law).

               (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Notes adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

               (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

               (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

               (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument: provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

                                        SENTINEL FINANCING LTD., L.P.

                                        By:  Sentinel Acceptance Corporation
                                             General Partner


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:



                                        BANK OF MONTREAL TRUST COMPANY


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:


                                        [SELLING AGENT]

                                    EXHIBIT A

                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT


Deposit Date:                           Date____________________________________
Investment Date:                        List Number_____________________________
Batch Number:                           Page ________________ of _______________
                                        Approved By_____________________________

            For Bank use only
                                                JOB#:___________________________

TITLE:______________________________

                                                                                                                ORIGINATING BANK AND
NAME                        DEPOSIT         NOTES        ADDRESS       TAX ID NUMBER       FOR BANK USE ONLY       FED. REFERENCE #
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           TAX CODE
                                                                                           EXEMPT (Y/N)
                                                                                           W-9 (YR) MRA
                                                                                           W-8 (YR)
                                                                                           1000(87)
------------------------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                  Misc. II      Misc. III           TAX CODE
                                                                                           EXEMPT (Y/N)
                                                                                           W-9 (YR) MRA
                                                                                           W-8 (YR)
                                                                                           1000(87)
------------------------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                  Misc. II      Misc. III           TAX CODE
                                                                                           EXEMPT (Y/N)
                                                                                           W-9 (YR) MRA
                                                                                           W-8 (YR)
                                                                                           1000(87)
------------------------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                  Misc. II      Misc. III           TAX CODE
                                                                                           EXEMPT (Y/N)
                                                                                           W-9 (YR) MRA
                                                                                           W-8 (YR)
                                                                                           1000(87)
------------------------------------------------------------------------------------------------------------------------------------
Broker            Misc.                                  Misc. II      Misc. III           TAX CODE
                                                                                           EXEMPT (Y/N)
                                                                                           W-9 (YR) MRA
                                                                                           W-8 (YR)
                                                                                           1000(87)
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


                      [Form of Offering Termination Notice]


77 Water Street
New York, NY  10005

Attention:  ______________________

Dear ________________:

          Pursuant to Section 4(a) of the Escrow Agreement dated as of ________, ____ (the "Escrow Agreement") among Sentinel Financing, Ltd., L.P. (the "Company"), [_______________________] and you, the Company hereby notifies you of the termination of the offering of the Notes (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers provided for in Section 4(a) of the Escrow Agreement.

                                        Very truly yours,

                                        SENTINEL FINANCING, LTD., L.P.

                                        By:  Sentinel Acceptance Corporation
                                             General Partner


                                             By:
                                                -------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT C


                            [Form of Closing Notice]


Bank of Montreal Trust Company
77 Water Street
New York, NY  10005

Attention:  ______________________

Dear ________________:

          Pursuant to Section 4(b) of the Escrow Agreement dated as of ________, ____ (the "Escrow Agreement") among Sentinel Financing, Ltd., L.P. (the "Company"), [___________________] and you, the Company hereby certifies that it has received subscriptions for the minimum of $1,000,000 principal amount of Notes (as that term is defined in the Escrow Agreement) and the Company will sell and deliver [$________ principal amount] Notes to the subscribers thereof at a closing to be held on [_______________, ____] (the "Closing Date"). The names of the subscribers concerned, the number of Notes subscribed for by each of such subscribers, the related subscription amounts [and the Excess Funds] are set forth on the schedule annexed hereto.

          We hereby request that the aggregate subscription amount, other than the Excess Funds, be paid to us as follows:

          [To be inserted].

                                        Very truly yours,

                                        SENTINEL FINANCING, LTD., L.P.

                                        By:  Sentinel Acceptance Corporation
                                             General Partner


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                        [__________]


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT D


                    [Form of Subscription Termination Notice]


Bank of Montreal Trust Company
77 Water Street
New York, NY  10005
Attention:  ______________________

Dear ________________:

          Pursuant to Section 4(c) of the Escrow Agreement dated as of ________, ____ (the "Escrow Agreement") among Sentinel Financing, Ltd., L.P. (the "Company"), [_______________________] (the "Selling Agent") and you, the
undersigned hereby notifies you that the following subscription(s) have been rejected.

                              Number of Subscribed           Amount of
Name of Subscriber(s)            Notes Rejected        Rejected Subscription
---------------------         --------------------     ---------------------



                                        Very truly yours,

                                    EXHIBIT E


                                  Fee Schedule


                                       E-1